                                                                    EXHIBIT 10.4

DATED                                           1999
----------------------------------------------------






         TELEMONDE NETWORKS LIMITED                  (1)

         EQUITEL COMMUNICATIONS LIMITED OR

           TELEMONDE, INC.                           (2)








                               SERVICE AGREEMENT

                                      for

THIS AGREEMENT is made this                    day of                   1999
--------------

BETWEEN:-
-------

(1)  TELEMONDE NETWORKS LIMITED (Registered in England No. 3714188) whose
     --------------------------
     registered office is at 7-10 Chandos Street Cavendish Square London W1M 9DE ("the Company"); and

(2)  ("the Executive")

NOW IT IS HEREBY AGREED as follows:-
------------------------

1         Interpretation
          --------------

1.1 The headings and marginal headings to the clauses are for convenience only and have no legal effect.

1.2 Any reference in this Agreement to any Act or delegated legislation includes any statutory modification or re-enactment of it or the provision referred to.

1.3       In this Agreement 'the Board' means the Board of Directors of the
Company.

1.4 In this Agreement "Group Company" means any company which is a holding company of the Company or a subsidiary undertaking of the Company or of any such holding company (as such expressions are defined in section 736 Companies Act
1985).

2         Appointment and Duration
          ------------------------

2.1 The Company appoints the Executive and the Executive agrees to act in the capacity set out in the schedule. The Executive accepts that the Company may at its discretion require him to perform other duties or tasks not within the scope of his normal duties and the Executive agrees to perform those duties or undertake those tasks as if they were specifically required under this Agreement.

2.2 The appointment shall commence or be deemed to have commenced on the date set out in the schedule and shall continue (subject to earlier termination as provided in this Agreement) for the period stipulated in the schedule and from then and afterwards until terminated by either party giving to the other in writing not less than the period of notice specified in the schedule such notice expiring on or at any time after the end of the initial period if any.

2.3 The Executive warrants that by virtue of entering into this Agreement or any other agreements or arrangements made or to be made between the Company and him he will not be in breach of any express or implied terms of any contract with or of any other obligation to any third party binding upon him.

2.4 The Company may from time to time appoint any other person or persons to act jointly with the Executive in his appointment.

3           Duties of the Executive
            -----------------------

3.1 The Executive shall at all times during the period of this Agreement:-

3.1.1 devote such time, attention and ability to the duties of his appointment as agreed with the Board;

3.1.2 work such hours as are necessary for the proper performance of his duties. For the purposes of the Working Time Regulations 1998 the parties acknowledge that the Executive has autonomous decision-taking powers within the meaning of regulation 20 of the said Regulations;

3.1.3 faithfully and diligently perform those duties and exercise such powers consistent with them which are from time to time assigned to or vested in him;

3.1.4       obey all lawful and reasonable directions of the Board;

3.1.5 use his best endeavours to promote the interests of the Company and its Group Companies;

3.1.6 keep the Board promptly and fully informed (in writing if so requested) of his conduct of the business or affairs of the Company and provide such explanations as the Board may require;

3.1.7 not at any time make any untrue or misleading statement relating to the Company.

4           Place of Work
            -------------

4.1 The Executive shall perform his duties at the Company's principal place of business or such other place of business as specified in the schedule and/or such other place of business of the Company as the Company requires whether inside or outside the United Kingdom but the Company shall not without his prior consent require him to go to or reside anywhere outside the United Kingdom except for occasional visits in the ordinary course of his duties.

5           Pay
            ---

5.1         During his appointment the Company shall pay to the Executive:

5.1.1 a basic salary at the rate per year as set out in the schedule which shall accrue day-to-day and be payable by equal monthly instalments in arrears on or about the 28th day of each month. The salary shall be deemed to include any fees receivable by the Executive as a director of the Company or of any other company or unincorporated body in which he holds office as nominee or representative of the Company; and

5.1.2 a bonus as the Board shall in its reasonable determination decide payable in respect of each financial period of the Company beginning on or after 1st January 2000 or later (subject to any payment on account) within 21 days after the adoption of the accounts for that financial period at the Annual General Meeting.

5.2 The Executive's basic salary shall be reviewed by the Board within one month of the date set out in the schedule in each year and the rate of basic salary shall be increased by the Company with effect from the date set out in the schedule in each year by such amount (if any) as the Board shall in its absolute discretion determine with no obligation to increase.

5.3 Notwithstanding the provisions of sub-clause 5.2 the Company shall not be required to increase the Executive's salary if and to the extent only that the increased payment would be unlawful under the provisions of any legislation then in force during his appointment or if the increased payment would not be an allowable cost for the purpose of increasing prices under the provisions of any legislation controlling prices or price increases.

6         Pension
          -------

6.1 There is no pension scheme applicable to the Executive's employment under this Agreement.

7         Health Insurance
          -----------------

7.1 The Executive shall be entitled when such scheme is set up to participate in it at the Company's expense for himself, his spouse and dependant children in the Company's private medical expenses insurance scheme, subject always to the rules of such schemes.

7.2 The Company shall provide the Executive with Permanent Health Insurance and Incapacity Benefit Insurance of a nature commensurate with his compensation at any time within 60 days of the signing of this agreement.

7.3 The Company shall provide the Executive with Death in Service Benefit payable to the family of the Executive equal to twice the level of compensation being received, such levels to be reassessed on an annual basis on the anniversary of this contract.

7.4 The Company shall have no liability or responsibility with respect to clauses 7.1, 7.2 and 7.3 if underwriters refuse to underwrite the required insurance policies.

8         Car
          ---

8.1 The Executive shall not be entitled to a car or any motor vehicle expenses under this Agreement.

9         Expenses
          --------

9.1 The Company shall reimburse to the Executive on a monthly basis all travelling, hotel, entertainment and other expenses reasonably incurred by him in the proper performance of his duties subject to his compliance with the Company's then current guidelines, if any, relating to expenses and the production of such vouchers or other evidence of actual payment of the expenses as the Company may reasonably require.

9.2 Where the Company issues a company sponsored credit or charge card to the Executive he shall use such card only for expenses reimbursable under clause 9.1 above, and shall return it to the Company on demand and immediately on the termination of his employment.

10        Holiday
          -------

10.1 In addition to public holidays the Executive is entitled to such number of working days paid holiday in each year as set out the schedule to be taken at such time or times as are agreed with the Board. The Executive shall not without the consent of the Board carry forward any unused part of his holiday entitlement to a subsequent year.

10.2 For the year during which his appointment commences or terminates, the Executive is entitled to 2 working days holiday for each complete month of his employment by the Company during that year. On the termination of his appointment for whatever reason, the Executive shall either be entitled to pay in lieu of outstanding holiday entitlement or be required to repay to the Company any salary received for holiday taken in excess of his actual
entitlement.   The basis for payment and repayment shall be 1/253 of the
Executive's annual basic salary for each day.

10.3 The Company reserves the right, at its absolute discretion, to require the Executive to take any outstanding holiday during any notice period or to make payment in lieu thereof.

11        Incapacity
          ----------

11.1 If the Executive shall be prevented by illness (including mental disorder) injury or other incapacity from properly performing his duties hereunder he shall report this fact forthwith to the Company Secretary's office and if the Executive is so prevented for seven or more consecutive days he shall provide a medical practitioner's statement on the eighth day and weekly thereafter so that the whole period of incapacity is certified by such statements. Immediately following his return to work after a period of absence due to incapacity the Executive shall complete a Self-Certification form available from the Company Secretary's office detailing the reason for his absence.

11.2 If the Executive shall be absent from his duties hereunder due to illness (including mental disorder) accident or other incapacity duly certified in accordance with the provisions of sub-clause 11.1 he shall be paid his full remuneration hereunder (including bonus and commission) for up to the number of days absence specified in the schedule in any period of 12 consecutive months and thereafter such remuneration, if any, as the Board shall determine from time to time provided that such remuneration shall be inclusive of any Statutory Sick Pay to which the Executive is entitled under the provisions of the Social Security and Housing Benefits Act 1982 and any social Security Sickness Benefit or other benefits recoverable by the Executive (whether or not recovered) may be deducted there from.

11.3 For Statutory Sick Pay purposes the Executive's qualifying days shall be his normal working days.

11.4 At any time during the period of his appointment, the Executive shall at the request and expense of the Company permit himself to be examined by a registered medical practitioner to be selected by the Company and shall authorise such medical practitioner to disclose to and discuss with the Company's medical adviser the results of such examination and any matters which arise from it in order that the Company's medical adviser can notify the Company of any matters which, in his opinion, might hinder or prevent the Executive (if during a period of incapacity) from returning to work for any period or (in other circumstances) from properly performing any duties of his appointment at any time.

12        Obligations during Employment
          -----------------------------

12.1 The Executive shall promptly disclose to the Company all copyright works or designs originated, conceived, written or made by him alone or with others (except only those works originated, conceived, written or made by him wholly outside his normal working hours which are wholly unconnected with his appointment) and shall hold them in trust for the Company until such rights shall be fully and absolutely vested in the Company.

12.2 The Executive hereby assigns to the Company by way of future assignment all copyright, design right and other proprietary rights (if any) for the full terms thereof throughout the World in respect of all copyright works and designs originated, conceived, written or made by the Executive (except only those works or designs originated, written or made by the Executive wholly outside his normal working hours which are wholly unconnected with his appointment) during the period of his appointment by the Company.

12.3 The Executive hereby irrevocably and unconditionally waives in favour of the Company any and all moral rights conferred on him by Chapter IV of Part I of the Copyright Designs and Patents Act 1988 for any work in which copyright or design right is vested in the Company whether by clause 12.2 or otherwise.

12.4 The Executive shall, at the request and expense of the Company, do all things necessary or desirable to substantiate the rights of the Company under clauses 12.2 and 12.3.

13        Termination of Agreement
          ------------------------

13.1      Automatic Termination
          ---------------------

          This agreement shall automatically terminate:

13.1.1    on the death of the Executive; or

13.1.2    on the Executive reaching his 65th birthday;  or

13.1.3    if he resigns his office; or

13.1.4 if the office of director of the Company held by the Executive is vacated pursuant to the Company's Articles of Association save if the vacation shall be caused by illness (including mental disorder) or injury; or

13.1.5    if the Executive becomes prohibited by law from being a director.

13.2      Suspension
          ----------

In order to investigate a complaint against the Executive of misconduct the Company is entitled to suspend the Executive on full pay for so long as may be necessary to carry out a proper investigation and hold a disciplinary hearing.

13.3      Immediate Dismissal
          -------------------

          The Company may by notice terminate this Agreement with immediate effect if the Executive:-

13.3.1 commits any act of gross misconduct or repeats or continues (after written warning) any other material breach of any of his obligations to the Company whether under this Agreement or otherwise); or

13.3.2 is guilty of any conduct which in the reasonable opinion of the Board brings the Company or any Group Company into serious disrepute; or

13.3.3 is convicted of any criminal offence punishable with six months or more imprisonment (excluding any minor offence under road traffic legislation in the United Kingdom or elsewhere for which he his not sentenced to any term of imprisonment whether immediate or suspended); or

13.3.4 commits any act of dishonesty relating to the Company, any of its or their employees or otherwise; or

13.3.5 becomes bankrupt or makes any arrangement or composition with his creditors generally; or

13.3.6 becomes of unsound mind or a patient for the purpose of any statute relating to mental health; or

13.3.7 the Executive is convicted of any serious offence under the Criminal Justice Act 1993 or under any other present or future statutory enactment or regulation relating to insider dealing.

13.4      Dismissal on Short Notice
          -------------------------

The Company may terminate this Agreement as follows notwithstanding clause 11.2 by not less than 3 months' prior notice given at any time while the Executive is incapacitated by ill-health or accident from performing his duties under this agreement and has been so incapacitated for a period or periods aggregating six months in the preceding 12 months PROVIDED THAT the Company shall withdraw any such notice if during the currency of the notice the Executive returns to full time duties and provides a medical practitioner's certificate satisfactory to the Board to the effect that he has fully recovered his health and that no recurrence of his illness or incapacity can reasonably be anticipated.

13.5      Effect of Dismissal
          -------------------

The lawful termination of the Executive's employment hereunder for whatsoever reason shall not affect those terms of this Agreement which are expressed to have effect after such termination and shall be without prejudice to any accrued rights or remedies of the parties.

13.6 On the termination of the Executive's employment, or at any other time in accordance with instructions given to him by the Board, the Executive will immediately return to the Company all equipment, correspondence, records, specifications, software, models, notes, reports and other documents and any copies thereof and any other property belonging to the Company (including but not limited to the Company car keys, credit cards, keys and passes) which are in the Executive's possession or under his control.

13.7      Pay in Lieu
          -----------

On either party serving notice for any reason to terminate this Agreement or at any time thereafter during the currency of such notice the Company shall be entitled to pay to the Executive his basic salary (at the rate then payable under clause 5) for the unexpired portion of the duration of his appointment or entitlement to notice as may be the case.

13.8 After notice of termination has been given by either party or if the Executive seeks to resign without notice or by giving shorter notice than is required in the schedule, provided that the Company continues to pay the Executive his basic salary, and to provide all contractual benefits until his employment terminates in accordance with the terms of this Agreement, the Company has absolute discretion for all of the notice period to:

13.8.1 exclude the Executive from such of the premises of the Company and/or Group Company as the Board may direct;

13.8.2 instruct him not to communicate with suppliers, customers, employees, agents or representatives of the Company or Group Company.

13.9 Should the Company exercise its discretion in accordance with Clause 13.8, the Restricted Period (as defined in Clause 16.1.2) shall be reduced by that amount of the notice period in respect of which the Company has exercised its discretion pursuant to the provisions of Clause 13.8.

13.10     Miscellaneous
          -------------

On the termination of this Agreement for whatever reason, the Executive shall at the request of the Company resign (without prejudice to any claims which the Executive may have against any company arising out of this Agreement or its termination) from all and any offices which he may hold as a director of the Company and from all other appointments or offices which he holds as nominee or representative of the Company and if he should fail to do so within seven days the Company is hereby irrevocably authorised to appoint some person in his name and on his behalf to sign any documents or do any things necessary or requisite to effect such resignation(s).

14        Confidential Information
          ------------------------

14.1 The Executive shall not, either during the continuance of his employment (except so far as may be necessary in the performance of his duties) or after its termination without the prior consent in writing of the Chairman of the Board or except as required by law, disclose to any person or entity or use except for the benefit of the Company or any Group Company, and use his best endeavours to prevent the disclosure of any confidential information concerning the business, finances, transactions or affairs of any Group Company or those of its customers, agents clients or suppliers which has or may come to his knowledge during the course of his employment with the Company.

14.2 For the purpose of this clause "confidential information" shall mean all information, including but not limited to, information which relates to business plans, pricing policies, rebates and discounts, customer details, contracts, forecasts, budgets, accounts and surveys, which is identified or treated by the Company as confidential or which by reason of its character or the circumstances or manner of its disclosure is evidently of such a nature.

14.3 The restrictions contained in this Clause shall cease to apply to information which may become available to the public generally other than through the default of the Executive.

15        Other Business Interests
          ------------------------

The Executive shall not during the continuance of his employment with the Company without the prior consent in writing of the Chairman of the Board accept any other employment or be concerned or interested directly or indirectly in any other business. Nothing in this clause shall prevent the Executive from holding or being beneficially interested in shares or securities quoted on any recognised investment exchange provided that he neither holds nor is beneficially interested in more than 5% of the shares or securities in any entity and provided further that such entity is not a competitor of the Company, when the Executive is specifically prohibited from any interest whatsoever in such a competitor.

16        Post Termination Covenants
          --------------------------

16.1      For the purpose of this clause:-

16.1.1 All references to "the Company" shall be construed to mean the Company and any Group Company with which the Executive has been actively concerned during the course of his employment hereunder;

16.1.2 The "Restricted Period" shall mean the period as specified in the schedule starting from the date of the termination of the Executive's employment;

16.1.3 The "Restricted Business" shall mean a business involving the sale or supply of goods or services which are the same as or substantially similar to any goods or services supplied by the Company, being goods or services with which the Executive has been concerned or involved to any material extent at any time during the period of 12 months preceding the termination of his employment hereunder and/or which the Company shall have decided to supply in the immediate or foreseeable future and in the discussions for which the Executive had been involved or in relation to which the Executive has confidential information.

16.2 Except with the prior written consent of the Chairman of the Board, the Executive shall not during the Restricted Period be engaged or interested in or concerned with (in any capacity whatsoever and whether on his own account or in conjunction with any other party) any person, firm, company or other entity carrying on the Restricted Business in a radius of 50 miles from any factory or other place of business of the Company at which either the Executive has worked or in the business of which the Executive has been involved to a significant degree during the 12 months prior to termination. Nothing in this clause shall prevent the Executive from holding or being beneficially interested in shares or securities quoted on any recognised investment exchange provided that he neither holds nor is beneficially interested in more than 5% of the shares or securities in any entity and provided further that such entity is not a competitor of the Company.

16.3 Except with the prior written consent of the Chairman of the Board, the Executive shall not, in competition to the Company during the Restricted Period (in any capacity whatsoever and whether on his own account or in conjunction with any other party) canvass or solicit or accept orders or facilitate the canvassing, solicitation or acceptance of orders in respect of Restricted Business from any person, firm, company or other entity who or which at the date of termination of the Executive's employment hereunder is or at any time during the period of 12 months prior thereto was a customer or client of the Company and with whom he had material dealings at any time during the period of 12 months prior to the termination of his employment hereunder.

16.4 Except with the prior written consent of the Chairman of the Board, the Executive shall not, during the Restricted Period (in any capacity whatsoever and whether on his own account or in conjunction with any other party) employ or endeavour to entice away from the Company any person who at the date of termination of the Executive's employment hereunder was employed or engaged under a contract for services (in either case in a managerial, technical, or sales position or any other staff position) by the Company and the Executive shall not discourage any such restricted person from continuing to be employed by the Company or supplying services to it.

16.5 The Executive hereby acknowledges and agrees that the covenants contained in this clause are separate, severable and enforceable and that, having obtained professional advice, the restrictions contained in such covenants are fair and reasonable in the context of this Agreement. The parties acknowledge, however, that such restrictions are liable to be rendered invalid by changing circumstances or other unforeseen reasons and accordingly if any one or more of the restrictions contained in this clause shall either individually or together be adjudged, for whatever reason, to go beyond that which is reasonable in all the circumstances for the protection of the legitimate interests of the Company but would be adjudged reasonable if any particular restriction or restrictions were deleted or limited in any matter (including, without prejudice to the generality of the foregoing, any reduction in duration or geographical area), the said restrictions shall apply with such deletions or limitations.

16.6 If at any time after today's date for whatever reason the Company shall consider it to be in its best interests, it shall be entitled, at its discretion, by notice in writing to the Executive, to delete or limit in any manner any of the restrictions contained in this clause 16 and in such event such restrictions shall apply with such deletions or limitations as if they had been agreed at the date of this agreement.

16.7 The Executive hereby acknowledges and agrees that upon the termination of his employment hereunder he shall be obliged to draw the provisions of this clause 16 to the attention of any third party who may at any time either before or after the date of termination of such employment offer employment to him.

17        Share Transfers
          ---------------

17.1 If the Executive shall be a Bad Leaver (as defined in clause 17.2 below) all rights which the Executive has under any share options or share option schemes in respect of any shares or other interests in the Company or any Group Company shall, with effect from the date notice of termination of employment is served on or by the Executive under clause 2.2 or the date of termination of employment if later, be cancelled without claim for compensation by either party and any option exercised but not completed shall at the date of such notice be deemed to be cancelled by mutual agreement unless both the Company and the Executive otherwise agree.

17.2 For the purposes of this clause 17 the Executive is a Bad Leaver if his employment is terminated:-

17.2.1 by the Company in circumstances where that termination is fair (within the meaning of Section 98 of the Employment Rights Act 1998) other than by reason of redundancy; or

17.2.2 by the Executive during the Initial Period other than by mutual agreement between the Executive and the Company.

17.3 For the purposes of this clause 17 "the Company" shall include any Group Company to whom the Executive has agreed in writing to transfer his employment

18        Miscellaneous
          -------------

18.1      Statutory Particulars
          ---------------------

The further particulars of terms of employment not contained in the body of this Agreement which must be given to the Executive in compliance with Part 1 of the Employment Rights Act 1996 are given in schedule 1.

18.2      Prior Agreements
          ----------------

This Agreement sets out the entire agreement and understanding of the parties and is in substitution for any previous contracts of employment or for services between the Company or any of its Group Companies and the Executive (which shall be deemed to have been terminated by mutual consent).

18.3      Proper Law
          ----------

The validity construction and performance of this Agreement shall be governed by English law.

18.4      Acceptance of Jurisdiction
          --------------------------

All disputes claims or proceedings between the parties relating to the validity construction or performance of this agreement shall be subject to the non-exclusive jurisdiction of the High Court of Justice in England and Wales ('the High Court') to which the parties irrevocably submit.

18.5      Notices
          -------

Any notice to be given by a party under this Agreement must be in writing and must be given by delivery at or sending post or other faster postal service, in to the last known postal address or relevant telecommunications number of the other party. To prove the giving of a notice it shall be sufficient to show it was despatched. A notice shall have effect from the sooner of its actual or deemed receipt by the addressee.

IN WITNESS whereof the hands of the parties or their duly authorised
----------
representatives the day and year first above written

No Contracting-Out Certificate pursuant to the provisions of the Social Security Pensions Act 1975 is held by the Company in respect of the Executive's employment.

The Executive is subject to the Company's Disciplinary Rules and Disciplinary Procedures copies of which have been given to the Executive.

If the Executive has any grievance relating to his employment (other than one relating to a disciplinary decision) he should refer such grievance to the Board.



AS WITNESS this agreement is executed and delivered by the parties or their duly
----------
authorised representatives the day and year first above written:


Signed by a duly authorised representative of

TELEMONDE NETWORKS LIMITED
--------------------------

in the presence of:.............................................................

Signature..............................

Name...................................

Address................................

 .......................................

Occupation.............................



Signed by           in
          ----------

the presence of.................................................................



Signature..............................

Name...................................

Address................................

 .......................................

Occupation.............................